UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 10, 2014


                          Red Giant Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-53310                 98-0471928
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

 614 E. Hwy 50, Suite 235, Clermont, FL                            34711
(Address of principal executive offices)                        (Zip Code)

                                 (866) 926-6427
           (Issuer's telephone/facsimile numbers, including area code)

                                 Not Applicable
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

PROMOTION AGREEMENT WITH TOYS "R" US - DELAWARE, INC. ("TRU")

On June 16, 2014, we entered into a Promotion Agreement (the "Promotion Agreement") with TRU for the distribution of our Giant-Size Line of Comics. Under the Promotion Agreement, TRU has agreed to distribute our Giant-Size Comic books free of charge to customer purchasing other products at TRU's Toys "R" Us and Babies "R" Us stores. Under the Promotion Agreement, we will begin providing Giant Size Comic Books in the first week of November 2014, with a weekly rotation as follows: Giant-Size Action, Giant-Size Fantasy, Giant-Size Adventure, and Giant-Size Thrills on weeks one through four, with a quarterly Giant Size edition available for any fifth weeks of a month. Each issue will consist of two stories plus advertising. Under the Promotion Agreement, we agreed to provide TRU with TRU exclusive covers for each book, a full page interior advertisement, and co-branded bags for distribution of the books. TRU may terminate the Promotion Agreement upon 10 days written notice.

The description above of the Promotion Agreement does not purport to be complete and are qualified in its entirety by reference to the full text of the Promotion Agreement, a copy of which is filed as Exhibit 99.1 hereto.

SECTION 9 - EXHIBITS

ITEM 9.01 - EXHIBITS

Exhibit
Number                             Description
------                             -----------

99.1 Promotion Agreement between the Registrant and Toys "R" Us - Delaware, Inc. dated as of June 16, 2014.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Red Giant Entertainment, Inc.


Dated: July 10, 2014                      /s/ Benny R. Powell
                                          --------------------------------------
                                     By:  Benny R. Powell
                                     Its: Chief Executive Officer, President,
                                          Chief Financial Officer, and Secretary

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